Exhibit 99.1

International Paper Nearly Doubles Year over Year Earnings on 8% Revenue Growth

MEMPHIS, Tenn. – July 28th, 2011 – International Paper (NYSE: IP) today reported second-quarter 2011 net earnings attributable to common shareholders totaling $224 million ($0.52 per share) compared with net earnings of $342 million ($0.78 per share) in the first-quarter of 2011 and $93 million ($0.21 per share) in the second-quarter of 2010. Amounts in all periods include the impact of special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Second Quarter 2011	First Quarter 2011	Second Quarter 2010
Net Earnings	$0.52	$0.78	$0.21
Less - Discontinued Operations Gain	—	(0.11)	—

Earnings from Continuing Operations	$0.52	$0.67	$0.21
Add Back - Net Special Items Expense	0.28	0.07	0.21

Earnings from Continuing Operations and Before Special Items	$0.80	$0.74	$0.42

Earnings from continuing operations and before special items in the 2011 second-quarter totaled $343 million ($0.80 per share), compared with $322 million ($0.74 per share) in the first-quarter of 2011 and $181 million ($0.42 per share) in the second-quarter of 2010.

Quarterly net sales were $6.6 billion in the second-quarter compared with $6.4 billion in the first-quarter of 2011 and $6.1 billion in the second-quarter of 2010.

Operating profits were $483 million in the second-quarter of 2011, compared with $585 million in the first-quarter of 2011 and $353 million in the second-quarter of 2010, all of which included special items.

“In what remains a slow and extended economic recovery, International Paper continues to demonstrate solid performance and strong free cash flow,” said John Faraci, Chairman and Chief Executive Officer. “We are the only paper and packaging company in the world with a truly global footprint, and it’s this balanced global portfolio, along with favorable cost management and a sharp focus on operations that have driven our results the last four quarters.”

SEGMENT INFORMATION

To measure the performance of the company’s business segments from quarter-to-quarter without variations caused by special items, management focuses on business segment operating profits excluding those items. Second-quarter 2011 segment operating profits and business trends, excluding special items, compared with the prior quarter are as follows:

Industrial Packaging operating profit was $269 million compared with an operating profit of $274 million ($279 million including special items) in the first-quarter of 2011. Second-quarter earnings were positively impacted by seasonally higher box shipments (generating 150 thousand tons of higher shipments), partly offset by increased mill outage costs. In addition, area flooding near the Vicksburg, Mississippi, mill caused a 49 day shutdown, approximately 80,000 tons of lost production and expenses of approximately $20 million in the quarter. Despite the lost production our domestic customers experienced no supply interruptions.

Printing Papers operating profit was $222 million ($243 million including special items) compared with an operating profit of $209 million ($201 million including special items) in the first-quarter of 2011. The second-quarter earnings improvement in North America of $32 million versus the first-quarter of 2011 reflected improved mill operations, lower planned maintenance expense, partially offset by continued increases for input and distribution fuel costs. Earnings in Europe and Brazil decreased primarily due to higher mill maintenance outage costs.

Consumer Packaging operating profit was $98 million (a loss of $33 million including special items) compared with an operating profit of $101 million ($100 million including special items) in the first-quarter of 2011. Further price realization and strong manufacturing performance helped mitigate escalating input costs in both North America and Asia and higher mill outage costs.

xpedx, the company’s North American distribution business, reported operating earnings of $14 million ($4 million including special items) compared with $12 million in the first-quarter of 2011 ($5 million including special items). The improvement in earnings was due to higher sales volumes and lower operating costs partially offset by lower margins.

Net corporate expenses for the 2011 second-quarter totaled $36 million, compared with $44 million in the first-quarter of 2011 and $54 million in the second-quarter of 2010. The decrease compared with both the 2011 first-quarter and 2010 second-quarter reflects lower supply chain project costs. The decrease compared with the 2010 second-quarter also reflects lower pension costs.

EFFECTIVE TAX RATE

The effective tax rate from continuing operations and before special items was 33% in both the second-quarter and first-quarter of 2011.

EFFECTS OF SPECIAL ITEMS

Special items in the second-quarter of 2011 included a pre-tax gain of $10 million ($7 million after taxes) for restructuring and other charges, a pre-tax charge of $129 million ($104 million after taxes) for a fixed asset impairment of an asset group within the Consumer Packaging segment, a $27 million pre-tax charge ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota, and a $5 million tax expense related to state tax legislative changes and audit settlements. Restructuring and other charges included a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of an environmental reserve due to the announced repurposing of a portion of the Franklin mill to produce fluff pulp, pre-tax charges of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and pre-tax charges of $1 million ($0 million after taxes) for other items.

Special items in the first-quarter of 2011 included pre-tax charges of $45 million ($28 million after taxes) for restructuring and other charges, a loss of $8 million (before and after taxes) for asset impairment charges at our Inverurie, Scotland mill which was closed in 2009 and a $7 million gain (before and after taxes) for a bargain purchase price adjustment on an acquisition by our joint venture in Turkey. Restructuring and other charges included pre-tax charges of $32 million ($19 million after taxes) for early debt extinguishment costs, $3 million ($2 million after taxes) for severance and benefit costs associated with the company’s 2008 overhead cost reduction initiative, $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations and $3 million (before and after taxes) for other items.

Special items in the second-quarter of 2010 included a pre-tax charge of $144 million ($88 million after taxes) for restructuring and other charges. Restructuring and other charges included a $111 million pre-tax charge ($68 million after taxes) associated with the closure of the Franklin mill (including $46 million of accelerated depreciation charges and $36 million related to environmental reserves), an $18 million pre-tax charge ($11 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment and pre-tax charges of $4 million ($2 million after taxes) for other items.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. EDT / 8:00 a.m. CDT today. All interested parties are invited to listen to the webcast live via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper Second-quarter Earnings Call. The conference ID number is 75010643 Participants should call in no later than 8:45 a.m. EDT/7:45 a.m. CDT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter 75010643.

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tennessee the company employs about 59,500 people in more than 24 countries and serves customers worldwide. 2010 net sales were more than $25 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture; and (vi) our ability to achieve the benefits we expect from strategic acquisitions and divestitures. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Glenn Landau, 901-419-1731; and Emily Nix, 901-419-4987

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2011		2010		2011		2011		2010
Net Sales	$6,648		$6,121		$6,387		$13,035		$11,928

Costs and Expenses
Cost of products sold	4,880	(a)	4,490		4,625		9,505	(a)	8,954
Selling and administrative expenses	484		472		485		969		893
Depreciation, amortization and cost of timber harvested	336		363		340		676		734
Distribution expenses	361		330		340		701		647
Taxes other than payroll and income taxes	38		47		40		78		92
Restructuring and other charges	(10	) (b)	144	(d)	45	(e)	35	(h)	359	(i)
Net losses on sales and impairments of businesses	129	(c)	—		8	(f)	137	(c,f)	—
Interest expense, net	137		157		136		273		306

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	293	(a-c)	118	(d)	368	(e-f)	661	(a,c,f,h)	(57	) (i)
Income tax provision	118		25		123		241		1	(j)
Equity earnings, net of taxes	57		7		53	(g)	110	(g)	5

Earnings (Loss) From Continuing Operations	232	(a-c)	100	(d)	298	(e-g)	530	(a,c,f-h)	(53	) (i-j)
Discontinued operations, net of taxes	—		—		49		49		—

Net Earnings (Loss)	$232	(a-c)	$100	(d)	$347	(e-g)	$579	(a,c,f-h)	$(53	) (i-j)
Less: Net earnings attributable to noncontrolling interests	8		7		5		13		16

Net Earnings (Loss) Attributable to International Paper Company	$224	(a-c)	$93	(d)	$342	(e-g)	$566	(a,c,f-h)	$(69	) (i-j)

Basic Earnings (Loss) Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.52	(a-c)	$0.22	(d)	$0.68	(e-g)	$1.20	(a,c,f-h)	$(0.16	) (i-j)
Discontinued operations	—		—		0.11		0.11		—

Net earnings (loss)	$0.52	(a-c)	$0.22	(d)	$0.79	(e-g)	$1.31	(a,c,f-h)	$(0.16	) (i-j)

Diluted Earnings (Loss) Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.52	(a-c)	$0.21	(d)	$0.67	(e-g)	$1.19	(a,c,f-h)	$(0.16	) (i-j)
Discontinued operations	—		—		0.11		0.11		—

Net earnings (loss)	$0.52	(a-c)	$0.21	(d)	$0.78	(e-g)	$1.30	(a,c,f-h)	$(0.16	) (i-j)

Average Shares of Common Stock Outstanding - Diluted	430.5		433.4		433.8		433.4		429.2

Cash Dividends Per Common Share	$0.2625		$0.1250		$0.1875		$0.4500		$0.1500

Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$224		$93		$293		$517		$(69)
Discontinued operations, net of tax	—		—		49		49		—

Net Earnings (loss)	$224		$93		$342		$566		$(69)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(b)	Includes a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of environmental reserves due to the announced repurposing of a portion of the Franklin mill to produce fluff pulp, a pre-tax charge of $10 million ($6 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, and a pre-tax charge of $1 million ($0 million after taxes) for other items.
(c)	Includes a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of an asset group within the Consumer Packaging segment.
(d)	Includes a pre-tax charge of $111 million ($68 million after taxes) for shutdown costs for the Franklin mill (including $46 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $18 million ($11 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment and pre-tax charges of $4 million ($2 million after taxes) for other items.
(e)	Includes a pre-tax charge of $32 million ($19 million after taxes) for early debt extinguishment costs, a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, and a pre-tax charge of $6 million ($5 million after taxes) for other items.
(f)	Includes a charge of $8 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.
(g)	Includes a gain of $7 million (before and after taxes) related to a bargain price adjustment on an acquisition by our joint venture in Turkey.
(h)	Includes a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of environmental reserves due to the announced repurposing of a portion of the Franklin mill, a pre-tax charge of $32 million ($19 million after taxes) for early debt extinguishment costs, a pre-tax charge of $17 million ($10 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, and pre-tax charges of $7 million ($5 million after taxes) for other items.
(i)	Includes a pre-tax charge of $315 million ($192 million after taxes) for shutdown costs for the Franklin mill (including $236 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $22 million ($13 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment, and pre-tax charges of $11 million ($8 million after taxes) for other items.
(j)	Includes a $14 million tax expense and a $32 million tax expense for incentive compensation and Medicare Part D deferred tax write-offs, respectively.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2011	2010	2011	2011	2010
Earnings Before Special Items	$343	$181	$322	$665	$197

Restructuring and other charges	(10)	(88)	(28)	(38)	(220)
Net losses on sales/impairments of business	(104)	—	(8)	(112)	—
Income tax adjustments	(5)	—	—	(5)	(46)
Bargain purchase price adjustment recorded in equity earnings	—	—	7	7	—

Earnings (Loss) from Continuing Operations	224	93	293	517	(69)
Discontinued operations	—	—	49	49	—

Net Earnings (Loss) as Reported	$224	$93	$342	$566	$(69)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2011	2010	2011	2011	2010
Diluted Earnings per Common Share

Earnings Per Share Before Special Items	$0.80	$0.42	$0.74	$1.53	$0.46

Restructuring and other charges	(0.03)	(0.21)	(0.07)	(0.09)	(0.51)
Net losses on sales/impairments of business	(0.24)	—	(0.02)	(0.26)	—
Income tax adjustments	(0.01)	—	—	(0.01)	(0.11)
Bargain purchase price adjustment recorded in equity earnings	—	—	0.02	0.02	—

Earnings (Loss) Per Common Share from Continuing Operations	0.52	0.21	0.67	1.19	(0.16)
Discontinued operations	—	—	0.11	0.11	—

Diluted Earnings (Loss) per Common Share as Reported	$0.52	$0.21	$0.78	$1.30	$(0.16)

Notes:

(1)	The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended June 30,			Three Months Ended March 31,	Six Months Ended June 30,
	2011		2010	2011	2011		2010
Industrial Packaging	$2,705		$2,440	$2,555	$5,260		$4,660
Printing Papers	1,585		1,445	1,530	3,115		2,850
Consumer Packaging	945		845	905	1,850		1,650
Distribution	1,655		1,630	1,640	3,295		3,210
Forest Products (1)	—		5	—	—		15
Corporate and Inter-segment Sales	(242)		(244)	(243)	(485)		(457)

Net Sales	$6,648		$6,121	$6,387	$13,035		$11,928

Operating Profit by Industry Segment

	Three Months Ended June 30,			Three Months Ended March 31,	Six Months Ended June 30,
	2011		2010	2011	2011		2010
Industrial Packaging	$269		$192 (2)	$279 (2)	$548	(2)	$233	(2)
Printing Papers	243	(3)	47 (3)	201 (3)	444	(3)	(31	) (3)
Consumer Packaging	(33	) (4)	48 (4)	100 (4)	67	(4)	76	(4)
Distribution	4	(5)	26	5 (5)	9	(5)	47
Forest Products (1)	—		40	—	—		48

Operating Profit	483		353	585	1,068		373

Interest expense, net	(137)		(157)	(136)	(273)		(306)
Noncontrolling interest/equity earnings adjustment (6)	9		7	(2)	7		15
Corporate items, net	(36)		(54)	(44)	(80)		(105)
Restructuring and other charges	(26)		(31)	(35)	(61)		(34)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$293		$118	$368	$661		$(57)

Equity Earnings in Ilim Holdings S.A., Net of Taxes	$57		$5	$44	$101		$2

(1)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.
(2)	Includes charges of $2 million for the three months ended March 31, 2011 and $1 million and $3 million for the three and six months ended June 30, 2010, respectively, for additional closure costs for the Etienne mill in France, a gain of $7 million for the three months ended March 31, 2011 for a bargain purchase price adjustment on an acquisition by our joint venture in Turkey and $3 million for the six months ended June 30, 2010 for closure costs for U.S. mills closed in 2009.
(3)	Includes a gain of $21 million for the three and six months ended June 30, 2011 related to the repurposing of the Franklin mill, charges of $111 million and $315 million for the three and six months ended June 30, 2010, respectively, for shutdown costs for the Franklin mill, and a charge of $8 million for the three months ended March 31, 2011 for asset impairment costs associated with the Inverurie mill.
(4)	Includes a charge of $129 million for the three and six months ended June 30, 2011 for a fixed asset impairment and charges of $2 million and $1 million for the three months ended June 30, 2011 and March 31, 2011, respectively, and $1 million and $4 million for the three and six months ended June 30, 2010, respectively, related to the reorganization of the Company’s Shorewood operations.
(5)	Includes charges of $10 million and $7 million for the three months ended June 30, 2011 and March 31, 2011, respectively, associated with the restructuring of the Company’s xpedx operations.
(6)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended June 30, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit as Reported	$269	$243	$(33)	$4	$483
Restructuring and other charges	—	(21)	2	10	(9)
Net losses on sales and impairments of businesses	—	—	129	—	129

Operating Profit Before Special Items	$269	$222	$98	$14	$603

	Three Months Ended June 30, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products (2)	Total
Operating Profit as Reported	$192	$47	$48	$26	$40	$353
Restructuring and other charges	1	111	1	—	—	113

Operating Profit Before Special Items	$193	$158	$49	$26	$40	$466

	Three Months Ended March 31, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit as Reported	$279	$201	$100	$5	$585
Restructuring and other charges	2	—	1	7	10
Net losses on sales and impairments of businesses	—	8	—	—	8
Bargain purchase price adjustment recorded in equity earnings	(7)	—	—	—	(7)

Operating Profit Before Special Items	$274	$209	$101	$12	$596

	Six Months Ended June 30, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit as Reported	$548	$444	$67	$9	$1,068
Restructuring and other charges	2	(21)	3	17	1
Net losses on sales and impairments of businesses	—	8	129	—	137
Bargain purchase price adjustment recorded in equity earnings	(7)	—	—	—	(7)

Operating Profit Before Special Items	$543	$431	$199	$26	$1,199

	Six Months Ended June 30, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products (2)	Total
Operating Profit as Reported	$233	$(31)	$76	$47	$48	$373
Restructuring and other charges	6	315	4	—	—	325

Operating Profit Before Special Items	$239	$284	$80	$47	$48	$698

(1)	The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the operating profits reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with operating profits, provides for a more complete analysis of the results of operations by quarter. Operating profits is the most directly comparable GAAP measure.
(2)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2011	2010	2011	2011	2010
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	1,913	1,956	1,810	3,723	3,765
Containerboard	620	602	555	1,175	1,233
Recycling	609	644	643	1,252	1,224
Saturated Kraft	45	50	39	84	91
Bleached Kraft	25	21	23	48	43
European Industrial Packaging	266	259	273	539	517
Asian Box (2)	116	43	103	219	82

Industrial Packaging	3,594	3,575	3,446	7,040	6,955

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	656	667	662	1,318	1,367
European & Russian Uncoated Papers	306	310	312	618	618
Brazilian Uncoated Papers	270	282	273	543	530

Uncoated Papers	1,232	1,259	1,247	2,479	2,515

Market Pulp (3)	364	317	341	705	668

Consumer Packaging (In thousands of short tons)
U.S. Coated Paperboard	364	354	364	728	693
European Coated Paperboard	80	86	84	164	176
Asian Coated Paperboard	258	217	222	480	438
Other Consumer Packaging	47	44	45	92	84

Consumer Packaging	749	701	715	1,464	1,391

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes SCA Packaging volumes from date of acquisition in June 2010.
(3)	Includes internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	June 30, 2011	December 31, 2010
Assets

Current Assets
Cash and Temporary Investments	$2,399	$2,073
Accounts and Notes Receivable, Net	3,961	3,039
Inventories	2,405	2,347
Deferred Income Tax Assets	334	339
Other	317	230

Total Current Assets	9,416	8,028

Plants, Properties and Equipment, Net	11,821	12,002
Forestlands	796	747
Investments	684	1,092
Goodwill	2,344	2,308
Deferred Charges and Other Assets	983	1,191

Total Assets	$26,044	$25,368

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$610	$313
Accounts Payable and Accrued Liabilities	4,211	4,190

Total Current Liabilities	4,821	4,503

Long-Term Debt	7,875	8,358
Deferred Income Taxes	2,824	2,793
Pension Benefit Obligation	1,455	1,482
Postretirement and Postemployment Benefit Obligation	479	499
Other Liabilities	621	649

Equity
Invested Capital	4,921	4,418
Retained Earnings	2,785	2,416

Total Shareholders’ Equity	7,706	6,834

Noncontrolling interests	263	250

Total Equity	7,969	7,084

Total Liabilities and Equity	$26,044	$25,368

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Six Months Ended June 30,
	2011	2010
Operating Activities
Earnings (loss) from continuing operations	$530	$(53)
Depreciation, amortization and cost of timber harvested	676	734
Deferred income tax expense (benefit), net	2	62
Restructuring and other charges	35	359
Payments related to restructuring and legal reserves	—	(2)
Net losses on sales and impairments of businesses	137	—
Equity (earnings) loss, net	(110)	(5)
Periodic pension expense, net	97	116
Other, net	82	(75)
Changes in current assets and liabilities
Accounts and notes receivable	(438)	(324)
Inventories	(4)	(111)
Accounts payable and accrued liabilities	122	43
Interest payable	(2)	(8)
Other	35	64

Cash Provided by Operations	1,162	800

Investment Activities
Invested in capital projects	(410)	(273)
Acquisitions, net of cash acquired	—	(155)
Proceeds from divestitures	50	—
Escrow arrangement	(105)	—
Other	(87)	(32)

Cash Used for Investment Activities	(552)	(460)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(30)	(26)
Issuance of debt	227	166
Reduction of debt	(311)	(309)
Change in book overdrafts	(15)	(35)
Dividends paid	(197)	(66)
Other	(35)	(22)

Cash Used for Financing Activities	(361)	(292)

Effect of Exchange Rate Changes on Cash	77	(69)

Change in Cash and Temporary Investments	326	(21)
Cash and Temporary Investments
Beginning of the period	2,073	1,892

End of the period	$2,399	$1,871